UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ⊠

Filed by a Party other than the Registrant 

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⊠ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under §240.14a-12

Farmers and Merchants Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

⊠ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FARMERS AND MERCHANTS BANCSHARES, INC.

4510 Lower Beckleysville Road, Suite H

Hampstead, Maryland 21074

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 17, 2023

To Stockholders of Farmers and Merchants Bancshares, Inc.:

Notice is hereby given that the 2023 Annual Meeting of the Stockholders of Farmers and Merchants Bancshares, Inc. (the “Company”) will be held at 3:00 p.m., local time, on April 25, 2023 at the Piney Branch Golf & Country Club, 5301 Trenton Mill Road, Upperco, Maryland 21155.

The purposes of the meeting are:

1.

To vote on the election of the three nominees named in the attached proxy statement and proxy card to serve on the Board of Directors until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualify;

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2023; and

3.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed February 17, 2023 as the record date for purposes of determining stockholders who are entitled to notice of and to vote at the 2023 Annual Meeting of Stockholders.

Anyone acting as a proxy agent for a stockholder must present a written proxy that has been properly executed by the stockholder, that authorizes the agent to so act, and that is in form and substance satisfactory to the judges of election and consistent with the Company’s Amended and Restated Bylaws.

By order of the Board of Directors

/s/ Lynnette Kitzmiller

Vice President/Corporate Secretary

[THIS PAGE INTENTIONALLY LEFT BLANK]

FARMERS AND MERCHANTS BANCSHARES, INC.

4510 Lower Beckleysville Road, Suite H

Hampstead, Maryland 21074

(410) 374-1510

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors (the “Board”) of Farmers and Merchants Bancshares, Inc. (the “Company”) of proxies to be voted at the 2023 Annual Meeting of Stockholders to be held at 3:00 p.m., local time, on April 25, 2023 at the Piney Branch Golf & Country Club, 5301 Trenton Mill Road, Upperco, Maryland 21155, and any adjournment or postponements thereof (the “2023 Annual Meeting”). The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone, electronic mail and/or facsimile. No additional remuneration will be paid to officers, directors or regular employees who solicit proxies. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The approximate date on which this proxy statement and the related proxy card will be sent or given to stockholders is March 17, 2023.

When used in this proxy statement, the terms “the Company”, “we”, “us”, and “our” refer to Farmers and Merchants Bancshares, Inc. and, unless the context clearly requires otherwise, its consolidated subsidiaries.

RECORD DATE

Stockholders of record as of the close of business on February 17, 2023 (the “Record Date”) of issued and outstanding shares of the Company’s common stock, par value $.01 per share (“Common Stock”), are entitled to notice of and to vote at the 2023 Annual Meeting.

OUTSTANDING SHARES; VOTING RIGHTS; QUORUM AND REQUIRED VOTE

As of the Record Date, 3,071,214 shares of the Common Stock were issued and outstanding. Each share is entitled to one vote on each matter submitted to stockholders.

The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the 2023 Annual Meeting will constitute a quorum for the transaction of business. Withheld votes (in the case of the election of directors), abstentions and broker non-votes will all be counted for purposes of determining whether a quorum is present.

Directors are elected by a plurality of all votes cast. Accordingly, the withholding of votes, abstentions and broker non-votes will have no impact on the outcome of the vote on Proposal 1, as described in this proxy statement. The ratification of the appointment of the Company’s independent registered public accounting firm, as described in Proposal 2, requires the affirmative vote of a majority of all shares of Common Stock voted at the 2023 Annual Meeting. Accordingly, an abstention or a broker non-vote with respect to Proposal 2 will have no impact on the outcome of that proposal. Except in cases of certain extraordinary matters for which the Company’s governing instruments or applicable law require a different proportion, the affirmative vote of a majority of all shares of Common Stock voted at the 2023 Annual Meeting is sufficient to approve any motion that comes before the meeting pursuant to Proposal 3, as described in this proxy statement. Abstentions and broker non-votes with respect to any motion that comes before the meeting pursuant to Proposal 3 (other than certain extraordinary matters as discussed above) will have no impact on the outcome of the vote on such motion.

All properly executed proxy cards received pursuant to this solicitation will be voted as directed by the stockholders in those proxy cards. If no direction is given in your proxy card, then, subject to the procedures governing broker non-votes (see the following paragraph), your shares will be voted FOR ALL NOMINEES named in Proposal 1, FOR ratification of the appointment of the Company’s independent registered public accounting firm named in Proposal 2, and in the discretion of the proxies as to any other matters that may properly come before the meeting, as described in Proposal 3.

If you hold your shares through a broker, bank or other nominee (that is, in “street name”), then your broker, bank or other nominee is the shareholder of record and such nominee might not be able to vote your shares unless you provide it with voting instructions. You should instruct your broker, bank or other nominee to vote your shares by following the instructions that your broker, bank or other nominee provided when it sent the Company’s proxy materials to you. You may not vote shares held in street name by returning a proxy card directly to the Company or by voting in person unless you provide the Company with a “legal proxy”, which you must obtain from your broker, bank or other nominee.

A stockholder may revoke a proxy at any time before its use by execution of another proxy card bearing a later date, or by written notice delivered to the Corporate Secretary at the Company’s address listed above or at the meeting.

Stockholders do not have dissenters’ rights of appraisal or similar rights with respect to any of the proposals to be presented at the 2023 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON April 25, 2023

This proxy statement, the accompanying proxy card, and the Company’s Annual Report to Stockholders (including its Annual Report on Form 10-K for the year ended December 31, 2022) are available on our website, www.fmb1919.bank, and may be accessed by clicking “Investor Relations” and then “SEC Filings”. Information on our website, other than this proxy statement, is not a part of this proxy statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each of the Company’s directors, director nominees, and named executive officers (as defined below under the heading, “EXECUTIVE COMPENSATION”), (ii) all directors and executive officers of the Company as a group, and (iii) each person or group known by the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock. Generally, a person “beneficially owns” shares as of a given date if he or she has or shares with others the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of such date (such as by exercising stock options or similar rights). The percentages were calculated based on 3,071,214 issued and outstanding shares of Common Stock as of the Record Date, plus, for each named person, any shares that such person may acquire within 60 days of such date. Except as otherwise noted, the address of each person named below is the address of the Company.

	Shares of Common Stock Beneficially Owned		Percent of Class Beneficially Owned
Directors, Director Nominees & Named Executive Officers
James R. Bosley, Jr.	11,011	(1)	0.4%
Roger D. Cassell	11,732	(2)	0.4%
Steven W. Eline	22,230		0.7%
Edward A. Halle, Jr.	50,188	(3)	1.6%
Gary A. Harris	100		0.0%
Ronald W. Hux	24,897	(4)	0.8%
J. Lawrence Mekulski	1,407		0.1%
Christopher T. Oswald	826		0.0%
Louna S. Primm	2,851	(5)	0.1%
Bruce L. Schindler	88,745	(6)	2.9%
Teresa L. Smack	979		0.0%
Paul F. Wooden, Jr.	53,316		1.7%

Directors and Executive Officers as a Group (13 persons)	272,028		8.9%

5% Holders
Barry J. and Carol E. Renbaum	159,187	(7)	5.2%

Notes:
(1)	Includes 10,493 shares held jointly with spouse.
(2)	Includes 5,408 shares held jointly with spouse, 6,231 shares held by Communications Electronics, of which Mr. Cassell is President.
(3)	Includes 36,784 shares owned by a trust for which Mr. Halle is the trustee and one of the beneficiaries.
(4)	Includes 13,399 shares held jointly with spouse and 6,962 shares held jointly with mother.
(5)	Includes 1,750 shares held by spouse.
(6)	Includes 7,953 shares held jointly with son, and 77,171 shares held jointly with spouse.
(7)

The information is based on the Schedule 13D filed with the SEC on December 19, 2022 by Mr. and Mrs. Renbaum, whose principal address is 3921 Butler Road, Reisterstown, Maryland 21136. Mr. and Mrs. Renbaum own the shares as joint tenants and, accordingly, each is deemed to beneficially own the shares.

ELECTION OF DIRECTORS (Proposal 1)

The number of directors constituting the Board is currently set at 11. The Company Board, by resolution approved by a majority vote thereof, may alter the number of directors from time to time. The Company’s directors are divided into four classes, as nearly equal in number as possible, with respect to the time for which the directors may hold office. Each director is elected to hold office for a term of four years and thereafter until his or her successor has been elected and qualifies, which term is subject to earlier expiration if (i) he or she is removed pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) or (iii) he or she fails to qualify to serve as a director as provided in the Bylaws. Section 3(c) of Article II of the Bylaws provide that no person, including an incumbent director, shall be qualified to hold office as a director after the close of the annual meeting of stockholders of the Company that immediately follows his or her 75th birthday. Louna S. Primm, a Class IV Director, has reached the mandatory retirement age and will retire from the Board at the conclusion of the 2023 Annual Meeting. The Board has determined to eliminate the vacancy that will be created upon her retirement by reducing the number of directorships to 10, effective at the conclusion of the 2023 Annual Meeting.

The terms of the current Class I Directors will expire at the conclusion of the 2023 Annual Meeting, and the Board, at the recommendation of its Nominating Committee, has nominated each of the incumbent Class I Directors for re-election, both of whom were elected by the Company’s stockholders. In addition, the Board, at the recommendation of the Nominating Committee, has nominated Gary A. Harris for election as a Class I Director. Mr. Harris is a current director and was elected by the Board in July 2022 when he was appointed as the President of the Company and the Bank. Under Maryland law, Mr. Harris’ current term as a director will expire at the 2023 Annual Meeting and he must stand for re-election at the 2023 Annual Meeting. Accordingly, stockholders will be asked to vote for the re-election of (i) Roger D. Cassell, (ii) Paul F. Wooden, Jr., and (iii) Gary A. Harris as Class I Directors to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualify. Information about the principal occupations, business experience and qualifications of the director nominees is provided below under the heading “QUALIFICATIONS OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS”. In the event a director nominee declines or is unable to serve as a director, which is not anticipated, the proxies will vote in their discretion with respect to a substitute nominee named by the Board.

Because the vote on Proposal 1 relates to the re-election of incumbent directors, each of the director nominees has an interest in the outcome of this vote.

Stockholders do not have cumulative voting rights and may not vote their shares for more than three director nominees pursuant to this Proposal 1.

The Company Board of Directors recommends that stockholders vote FOR ALL NOMINEES named above.

CONTINUING DIRECTORS

The following tables identify each director of the Company whose term does not expire in 2023. Information about the principal occupations, business experience and qualifications of these continuing directors is provided below under the heading “QUALIFICATIONS OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS”.

Class II Directors

(Term expires in 2024)

Name
James R. Bosley, Jr.
Ronald W. Hux.

Class III Directors

(Term expires in 2025)

Name
Steven W. Eline J. Lawrence Mekulski
Bruce L. Schindler

Class IV Directors
(Term expires in 2026)
Name
Edward A. Halle, Jr.
Teresa L. Smack

QUALIFICATIONS OF DIRECTOR NOMINEES AND CURRENT DIRECTORS

In addition to bringing extensive knowledge of the communities served by the Company through their involvement with their communities, as business partners and volunteers, the Nominating Committee of the Board believes that all director nominees and continuing directors possess a diverse balance of skills, business experience and expertise necessary to provide leadership to the Company. The following discussion sets forth the specific experience, qualifications, other attributes and skills of each director nominee and continuing director that led the Nominating Committee to determine that such person should serve on the Board. All current directors also serve on the board of directors of Farmers and Merchants Bank (the “Bank”), the Company’s wholly-owned subsidiary.

James R. Bosley, Jr., age 61. Director of the Company since 2016 and of the Bank since 1991; Chief Executive Officer (the “CEO”) of the Company and the Bank between July 18, 2022 and December 31, 2022; President of the Company between 2016 and July 18, 2022 and of the Bank from 1995 to July 18, 2022; former director and President of the Bank’s subsidiary, Reliable Community Financial Services, Inc. (“RCFI”); a director of the Northeast Social Action Program; and a past director of the Maryland Bankers Association. The skills, experience and knowledge acquired by Mr. Bosley during his approximately 39 years of service to the Bank, with the past 27 years as both a director and as President and CEO, qualify him to serve as a director.

Roger D. Cassell, age 62. Director of the Company since 2016 and of the Bank since 2008; President and CEO of Communications Electronics of Baltimore, Maryland, a company that sells, designs and installs wireless communications systems, since 1994; Managing Member of Communications Electronics Systems, a company that sells, designs and installs commercial security systems; Managing Member of 1924 Group, LLC and Cassell Group LLC, which are real estate holding companies; Managing Member of 1955 Automotive Group, an automotive repair services company; and employed in various positions with Communications Electronics since 1979. Mr. Cassell’s qualifications to serve as a director include his 14 years as a director of the Bank, his many years as a business owner, his experience in real estate, and his experience with cutting-edge technology in the wireless communications field.

Steven W. Eline, age 58. Director of the Company since 2016 and of the Bank since 2013; licensed mortician; President and co-owner of Eline Funeral Home, J.F. Eline & Sons, Inc., Eline Monuments, LLC, and Carroll Cremation, all funeral related companies; President and owner of Eline Properties, LLC., a real estate investment entity; President and co-owner of Petals, Flowers, & Gifts, LLC, a retail florist; Director of the Hampstead Cemetery Association; and member of the Maryland State Funeral Directors Association, the National Funeral Directors Association, the Cremation Association of North America, and the Hampstead Lions Club. Mr. Eline’s qualifications to serve as a director include his nine years as a director of the Bank, his many years as a business owner and his experience with commercial real estate.

Edward A. Halle, Jr., age 72. Director of the Company since 2016 and of the Bank since 2010; practicing attorney in the law firm of Fowley & Beckley, P.A.; President of Slade, Inc., a family owned investment company; and Managing Member of Panther Branch LLC and Panther South LLC, both of which invest in real estate. Mr. Halle’s qualifications to serve as a director include his 12 years as a director of the Bank, his experience as an attorney who specializes in land conservation, real estate, zoning and other related matters.

Gary A. Harris, age 52. Director of the Company and the Bank since July 18, 2022; President and CEO of the Company since January 1, 2023; President of the Company and the Bank between July 18, 2022 and January 1, 2023; President and director of RCFI; Executive Vice President – Chief Lending Officer of the Bank between 2021 and July 18, 2022; Senior Vice President – Commercial Banking of the Bank between 2016 and 2021; and Vice President – Commercial Banking of the Bank between 2008 and 2016. Mr. Harris’ qualifications to serve as a director include the knowledge and experience that he has gained during his 14-year career with the Bank, particularly with respect to the Bank’s lending operations, and his experience serving on the Bank’s Strategic Growth Committee, Asset-Liability Committee, and Officer’s Loan Committee.

Ronald W. Hux, age 65. Director of the Company since 2016 and of the Bank since 2006; President and co-owner of Douron Inc., a commercial furniture dealership located in Owings Mills, Maryland; developer and manager of commercial properties in Owings Mills, Maryland; and Director of Owings Mills Corporate Round Table, a business association. Mr. Hux’s qualifications to serve as a director include his 16 years as a director of the Bank, his many years as a business owner and his experience in the office furniture and commercial real estate industries.

J. Lawrence Mekulski, age 74. Director of the Company since 2016 and of the Bank since 2009; retired Principal, KLNB LLC, a commercial real estate services company; Maryland Licensed Associate Real Estate Broker; and member of the International Council of Shopping Centers. Mr. Mekulski’s qualifications to serve as a director include his 13 years as a director of the Bank, and his many years as a real estate broker in the commercial real estate field.

Bruce L. Schindler, age 67. Director of the Company since 2016 and of the Bank since 1989 and Chairman of the Board since April 2020; Director, President and Owner of Bob Davidson Ford Lincoln, an automobile dealership; board member of the Baltimore Washington Ford Dealers Advertising Fund; Treasurer and board member of Pathfinders for Autism, a nonprofit charitable organization; Member of BLS Reinsurance, LLC, an automobile warranty reinsurance company; and Member of McDhaid, LLC, a real estate holding company. Mr. Schindler’s qualifications to serve as a director include his 33 years as a director of the Bank, his many years as a business owner, his experience in the automotive sales and service industry, and his accounting background.

Teresa L. Smack, age 63. Director of the Company and of the Bank since February 2017; owner of Terry's Tag and Title Service, LLC, which is a licensed tag and title agent for the State of Maryland; co-owner of A&L, LLC, a tag and titling agent outside of Maryland; co-owner of 10710, LLC and 1010 Balt. Blvd., LLC, both real estate investment corporations; Founder, past President and member of the Maryland Vehicle Titling Association, a trade association; member of the Carroll County Chamber of Commerce; member of the Rape Crisis Foundation Board; past member of the Carroll Hospital Foundation Board. Ms. Smack’s qualifications to serve as a director include her five years as a director of the bank, her many years as a business owner and her experience as a board member for various other organizations.

Paul F. Wooden, Jr., age 73. Director of the Company since 2016 and of the Bank since 1987 and Chairman of the Board from 2015 to 2020; from 1980 to 2017 owned Taylor Technologies, Inc., a specialty chemical manufacturer of water testing supplies; Executive Director of the PFW Foundation, a 501(c)(3) nonprofit organization; and owner and managing partner of various real estate LLCs. Mr. Wooden is a Certified Public Accountant and holds a Master of Business Administration degree. Mr. Wooden’s qualifications to serve as a director include his 36 years as a director of the Bank, his many years as a business owner and his experience in the manufacturing industry, as well as his Certified Public Accountant designation and Masters in Business Administration.

CORPORATE GOVERNANCE MATTERS

Committees of the Board of Directors

The Company Board and the Bank’s board of directors are composed of the same individuals. These boards have appointed from their members a joint Executive Committee, a joint Audit Committee, a joint Compensation Committee, and a joint Nominating Committee.

Executive Committee. The function of the Executive Committee is to direct and transact any business that may properly come before the board of directors, except for such business that only the board of directors is authorized by law to perform. The members of the Executive Committee are Bruce L. Schindler, Chairman, Ronald W. Hux, Vice Chairman, Theresa L. Smack, and Steven W. Eline. Gary A. Harris is invited to attend all meetings of the Executive Committee and to participate in its discussions, but he is not entitled to vote on any matter before the Executive Committee. The Executive Committee met 12 times in 2022.

Audit Committee. The Audit Committee, which met 6 times in 2022, was established to perform the duties of an “audit committee” as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and consists of Paul F. Wooden, Jr., Chairman, Edward A. Halle, Jr., Steven W. Eline, and Bruce L. Schindler. The committee is responsible for hiring, setting the compensation of and overseeing the Company’s independent registered public accounting firm, and it also assists the board of directors in monitoring the integrity of the financial statements, in monitoring the performance of the Company’s internal audit function, and in monitoring the Company’s compliance with legal and regulatory requirements. In carrying out its duties, the committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Board has determined that all audit committee members are financially literate and that Paul F. Wooden, Jr. qualifies as an “audit committee financial expert” as that term is defined by the Securities Exchange Commission (the “SEC”) in Item 407 of Regulation S-K. The Company Board has adopted a written charter for the Audit Committee, a copy of which is available on our website, www.fmb1919.bank, and may be accessed by clicking on “Investor Relations”, then “Corporate Overview”, then “Committee Charting” and then “Audit Committee”.

Compensation Committee. The Compensation Committee, which met two times in 2022, consists of Bruce L. Schindler, Chairman, Steven W. Eline, Edward A. Halle, Jr., and Paul F. Wooden, Jr. The committee is responsible for developing policies for executive and director compensation, recommending to the board of directors the amounts and forms of compensation that should be paid to executive officers and directors, and overseeing the Company’s various compensation plans. The committee develops its recommendations for executive compensation based on the principles discussed below under the heading “EXECUTIVE COMPENSATION”. The board of directors reviews and approves or ratifies committee recommendations. The Compensation Committee has adopted a written charter, a copy of which is available on our website, www.fmb1919.bank, and may be accessed by clicking on “Investor Relations”, then “Corporate Overview”, then “Committee Charting” and then “Compensation Committee”.

Nominating Committee. The Nominating Committee consists of Roger D. Cassell, Chairman, Ronald W. Hux, Louna S. Primm, Bruce L. Schindler, Teresa L. Smack and Paul F. Wooden, Jr. The committee is responsible for developing qualification criteria for directors, reviewing director candidates recommended by stockholders (see “Director Recommendations and Nominations” below), actively seeking, interviewing and screening individuals qualified to become directors, recommending to the board of directors those candidates who should be nominated to serve as directors, and developing and recommending to the Board the Corporate Governance Guidelines applicable to the Company and its subsidiaries. This committee met one time in 2022. The Nominating Committee has a written charter, a copy of which is available on our website, www.fmb1919.bank, and may be accessed by clicking on “Investor Relations”, then “Corporate Overview”, then “Committee Charting” and then “Nominating Committee”.

In addition to the foregoing committees, the Bank’s board of directors has appointed a Loan Committee, a Facilities Committee, an Asset Liability Committee; and a Marketing Steering Committee. The Loan Committee, which met 25 times in 2022, reviews and approves certain loan transactions, and its members are James R. Bosley, Jr., Edward A. Halle, Jr., Gary A. Harris, J. Lawrence Mekulski, and Louna S. Primm. The Facilities Committee, which met two times in 2022, oversees the maintenance of the Bank’s facilities and is composed of Ronald W. Hux, Chairman, James R. Bosley, Jr., Steven W. Eline, Gary A. Harris, Teresa L. Smack, and Paul F. Wooden, Jr. The Asset/Liability Committee, which met four times in 2022, oversees the asset and liability positioning of the Bank and is composed of Ronald W. Hux, Chairman, James R. Bosley, Jr., Gary A. Harris, and Paul F. Wooden, Jr. The Marketing Steering Committee, which met one time in 2022, oversees the Bank’s marketing strategies and assists the Board with strategic development and is composed of Bruce L. Schindler, Chairman, James R. Bosley, Jr., Roger D. Cassell, Gary A. Harris, Ronald W. Hux, and Teresa L. Smack

Director Independence

To determine whether each of the directors is independent, the Board has adopted the independence standards of The NASDAQ Stock Market Rules (the “NASDAQ Rules”).  The Company Board has determined that each of Roger D. Cassell, Steve W. Eline, Edward A. Halle, Jr., Ronald W. Hux, J. Lawrence Mekulski, Louna S. Primm, Bruce L. Schindler, and Paul F. Wooden, Jr., is an “independent director” as that term is defined by Rule 5605(a)(2) of the NASDAQ Rules. The Board has determined that, during the period in 2022 that he served as a director, John J. Schuster, Jr. was an “independent director”. Each member of the Compensation Committee is an “independent director”. Each member of the Nominating Committee is an “independent director” except for Teresa L. Smack.  Each member of the Audit Committee satisfies the audit committee independence requirements of NASDAQ Rule 5605(c)(2)(A).  In determining that each of the independent directors is independent, the Board considered, in addition to the transactions described in the “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” section of this proxy statement, the Bank’s purchase of products purchased from a company in which Mr. Schindler has a controlling interest.

Board Leadership and Role in Risk Oversight

The Company Board has separated the positions of Chairman of the Board and CEO in an effort to maintain independent oversight of management. The Company Board elects from its members a Chairman who it believes will be an effective leader and who satisfies the “independent director” standards of NASDAQ Rule 5605(b)(1). The Company Board believes that this bifurcated structure best suits the Company because it helps to ensure that the Company has a strong, independent leader who can objectively review operations and the performance of management. In addition, the Board believes that it is important to allow the CEO to concentrate on running the day-to-day operations of the Company and the implementation of the Board’s policies and procedures without the added burden of also managing the Board.

The Company Board administers risk oversight by assigning various organizational risk oversight functions to its committees, which report to the full Board on a regular basis.

The Bank’s Loan Committee monitors the Bank’s credit risk in accordance with guidelines established by the Bank’s board of directors and bank regulatory agencies, and is charged with approving loans made by the Bank within acceptable guidelines. The Bank’s Loan Committee also monitors the Bank’s concentrations of commercial real estate loans and the risk rating of loans.

The Audit Committee monitors compliance risk, risks related to our reputation, our internal control over financial reporting, including the internal audit function, and the performance of and reports by the Company’s independent registered public accounting firm.

The Executive Committee monitors the Bank’s market and strategic risks through its oversight of marketing and strategic initiatives, and regularly meets with the CEO, the Chief Financial Officer (the “CFO”), and the Chief Operations Officer (the “COO”) so that it may be kept apprised of the Bank’s general operating environment. The Executive Committee also helps ensure director independence through its nominating authority, and it manages compensation risk through its authority to review and recommend the Bank’s executive compensation practices and policies.

Interest rate risk, liquidity risk, and valuation risk are monitored by the Bank’s Asset Liability Committee. Credit risk and transaction risk are monitored by the Bank’s Loan Committee.

Attendance at Board Meetings

The Company Board held 14 meetings in 2022. Each incumbent director who served as a director during 2022 attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period served) and (ii) the total number of meetings held by all committees of the Board on which that person served (held during the period served), except for John J. Schuster, Jr.

Director Recommendations and Nominations

The Nominating Committee will from time to time review and consider candidates recommended by stockholders. Stockholder recommendations should be labeled “Recommendation of Director Candidate” and be submitted in writing to: Corporate Secretary, Farmers and Merchants Bancshares, Inc., 4510 Lower Beckleysville Road, Suite H, Hampstead, Maryland 21074; and must specify (i) the recommending stockholder’s contact information, (ii) the class and number of shares of the Company’s capital stock beneficially owned by the recommending stockholder, (iii) the name, address and credentials of the candidate for nomination, (v) the number of shares of the Company’s capital stock beneficially owned by the candidate, and (iv) the candidate’s written consent to be considered as a candidate. Such recommendation must be received by the Corporate Secretary no less than 150 days nor more than 180 days before the date of the Annual Meeting of Stockholders for which the candidate is being recommended. For purposes of this requirement, the date of the meeting shall be deemed to be on the same day and month as the 2023 Annual Meeting of Stockholders for the preceding year. Accordingly, a stockholder who desires to recommend a person for consideration as a director nominee for the 2024 Annual Meeting of Stockholders must submit such recommendation as provided above no earlier than October 28, 2023 and no later than November 27, 2023.

Candidates may come to the attention of the Nominating Committee from current directors, executive officers, stockholders, or other persons. The Nominating Committee does not have a formal policy under which it considers the diversity of candidates for directorship when making nomination recommendations. The Nominating Committee periodically reviews its list of candidates available to fill director vacancies and researches the talent, skills, expertise, and general background of these candidates. In evaluating candidates for nomination, the Nominating Committee uses a variety of methods and regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, the need for particular expertise on the Board, and whether the Company’s market areas are adequately represented by directors. In nominating director candidates, the Nominating Committee generally seeks to choose individuals that have skills, education, experience and other attributes that will complement and/or broaden the strengths of the existing directors.

Whether recommended by a stockholder or another third party, or recommended independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating Committee’s goal in selecting nominees is to identify persons that possess complementary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness. A candidate, whether recommended by a Corporation stockholder or otherwise, will not be considered for nomination unless he or she maintains strong professional and personal ethics and values, has relevant management experience, and is committed to enhancing financial performance. Certain board positions, such as Audit Committee membership, may require other special skills, expertise or independence from the Company.

It should be noted that a stockholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a stockholder will be approved by the Nominating Committee or nominated by the Board. A stockholder who is entitled to vote for the election of directors and who desires to nominate a candidate for election to be voted on at a Meeting of Stockholders may do so only in accordance with Section 4 of Article II of the Company’s Amended and Restated Bylaws (the “Bylaws”), which provides that a stockholder may nominate a director candidate by written notice to the Chairman of the Board or the President not less than 150 days nor more than 180 days prior to the date of the meeting of stockholders called for the election of directors which, for purposes of this requirement, shall be deemed to be on the same day and month as the 2023 Annual Meeting of Stockholders for the preceding year. Such notice must contain the following information to the extent known by the notifying stockholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by each proposed nominee; (iv) the name and residence address of the notifying stockholder; (v) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the notifying stockholder; (vi) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for director; and (vii) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee (and regardless of whether they do apply). For further information, see the section of this proxy statement entitled “SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING”.

It should be further noted that the Bylaws specify that no person, including an incumbent director, is eligible to serve on the Board after the annual meeting of stockholders that immediately follows his or her 75th birthday.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board, including the non-employee directors, by sending a letter to the Board, c/o Corporate Secretary, Farmers and Merchants Bancshares, Inc., 4510 Lower Beckleysville Road, Suite H, Hampstead, Maryland 21074. The Corporate Secretary will deliver all stockholder communications directly to the Board of Directors for consideration.

The Company believes that the 2023 Annual Meeting of Stockholders is an opportunity for stockholders to communicate directly with directors and, accordingly, expects that all directors will attend each Annual Meeting of Stockholders. If you would like an opportunity to discuss issues directly with our Directors, please consider attending this year’s Annual Meeting of Stockholders. The 2022 Annual Meeting of Stockholders was attended by 10 persons who were then serving on the Board.

Family Relationships Among Directors, Nominees and Executive Officers

There are no family relationship between any of the directors, director nominees or executive officers.

Policy with Respect to Hedging Transactions

The Company has not adopted any practices or policies regarding the ability of employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities (i) granted to the employee or director by the Company as part of his or her compensation or (ii) held, directly or indirectly, by the employee or director.

DIRECTOR COMPENSATION

The following table provides information about compensation paid to or earned by the Company’s directors during 2022 who are not also named executive officers. All directors also serve on the board of directors of the Bank. Directors receive compensation only for their service to the Bank, and all such compensation is paid by the Bank. Neither the Company nor the Bank grants equity-based compensation or maintains any bonus (incentive or otherwise) or deferred compensation plans for directors.

Director Compensation
Name	Fees earned or paid in cash ($)	All other compensation ($)(1)	Total ($)
Roger D. Cassell	12,426	-	12,426
Steven W. Eline	19,385	-	19,385
Edward A. Halle, Jr.	27,510	-	27,510
Ronald W. Hux	26,317	-	26,317
J. Lawrence Mekulski	25,755	-	25,755
Louna S. Primm	28,695	-	28,695
Bruce L. Schindler	36,233	-	36,233
John J. Schuster, Jr.	3,510	-	3,510
Teresa L. Smack	16,240	-	16,240
Paul F. Wooden, Jr.	16,365	-	16,365

In 2022, non-employee directors received $775 for each meeting of the Bank’s board of directors attended and $490 for each committee meeting attended. Director compensation is set by the entire board of directors of the Bank. Each year, the Bank’s board of directors reviews one or more independently conducted director compensation surveys provided by the Bank’s independent registered public accounting firm.

From time to time, the boards of the Company and the Bank may choose to appoint a person to serve as a director emeritus, where the boards believe that they may benefit from such person’s experience, insight and other attributes.  A director emeritus is invited to attend all board meetings and to participate in board discussions, but he or she is not entitled to vote on any matter that may come before the board or any of its committees.  A director emeritus is entitled to receive a cash fee for each meeting attended.  For 2022, the fee amount was $700.  These fees are paid by the Bank.

The Board anticipates that it will appoint Louna S. Primm to serve as a director emeritus for a two-year term upon her retirement from the Board of Directors at the conclusion of the 2023 Annual Meeting. Ms. Primm served on the Board of Directors for five years. She was also on the Loan Committee for all of those years. In addition Ms. Primm has 54 years of banking experience, primarily in a senior management role. Through this service, Ms. Primm gained valuable skills and valuable experience and knowledge about the Bank and the banking industry.

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2022 with the Company’s management, (ii) discussed with Yount, Hyde & Barbour, P.C., the Company’s independent auditors (“YHB”), the matters required to be discussed by the applicable requirements of the as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, and (iii) received the written disclosures and the letter from YHB required by applicable requirements of the PCAOB regarding YHB’s communications with the Audit Committee concerning its independence, and discussed with YHB its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

By:	AUDIT COMMITTEE /s/ Paul F. Wooden, Jr. /s/ Edward A. Halle, Jr. /s/ Steven W. Eline /s/ Bruce L. Schindler

EXECUTIVE OFFICERS

Information about the Company’s executive officers is set forth below. All officers serve in similar capacities at the Bank and are elected annually by, and serve at the pleasure of, the boards of directors of the Company and the Bank.

Gary A. Harris, 52, has served as the President and CEO of the Company since January 1, 2023. Additional biographical information about Mr. Harris is discussed above under the section entitled, “QUALIFICATIONS OF DIRECTOR NOMINEES AND CURRENT DIRECTORS”.

Christopher T. Oswald, 61, has served as the Senior Vice President of the Company since August 2016 and Executive Vice President - Chief Operations Officer of the Bank since April 2017. Mr. Oswald served as Senior Vice President - Chief Operations Officer of the Bank from April 2006 to April 2017, Senior Vice President of the Bank from January 2000 through April 2006, and as Vice President of the Bank from April 1994 through December 1999.

Mark C. Krebs, 62, has served as the Treasurer and CFO of the Company since August 2016 and Executive Vice President - Chief Financial Officer of the Bank since April 2017. Mr. Krebs served as Senior Vice President - Chief Financial Officer of the Bank from January 2010 to April 2017. From November 2007 to November 2009, Mr. Krebs served as a chief financial officer or consultant at several firms. From February 2004 to August 2007, he served as Senior Vice President, Treasurer and Director of Investor Relations of Fieldstone Investment Corporation, a publicly-traded real estate investment trust. Mr. Krebs worked for American Home Mortgage, a publicly-traded real estate investment trust, and its predecessor, Columbia National, Inc., a mortgage banker and servicer, between February 1986 and January 2004 as Senior Vice President, Treasurer and Controller. Mr. Krebs started his career in 1982 with KPMG, an international accounting firm.

EXECUTIVE COMPENSATION

Officers do not receive remuneration for their service to the Company. All compensation is paid by the Bank.

The Bank’s board of directors, upon the recommendation of its Compensation Committee, establishes executive compensation each year. In recommending compensation levels, the Compensation Committee reviews annual evaluations that measure performance against previously established goals for the year. In addition, the board reviews one or more independently conducted surveys. In 2022, the board reviewed two surveys. One was a general publication that the Company’s independent registered public accounting firm provided at no cost to all of its clients, and the other was a general survey prepared by the American Bankers Association. The Bank’s CEO makes compensation recommendations to the Compensation Committee for executive officers other than himself. From time to time, the Compensation Committee retains outside compensation consultants to evaluate the Bank’s executive compensation practices and plans. Neither the Board nor the Bank’s board of directors retained a compensation consultant to provide advice with respect to the compensation paid to executives or directors in 2022.

The following table sets forth, for each of the last two calendar years (which were also the Company’s last two fiscal years), the total remuneration awarded to, earned by, or paid to (i) any person who served as the Company’s principal executive officer at any time during 2022, (ii) the Company’s two most highly compensated executive officers other than the principal executive officer who were serving as such as of December 31, 2022 and whose total compensation (excluding above-market and preferential earnings on nonqualified deferred compensation) exceeded $100,000 during 2022, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) had they been serving as executive officers of the Company as of December 31, 2022 (the principal executive officer(s) and such other persons are referred to as the “named executive officers”). For this purpose, the term “executive officer” includes any executive officers of the Company or the Bank who performs a policy making function for the Company. The Company has determined that the named executive officers for purposes of this proxy statement include James R. Bosley, Jr., who retired as the Chief Executive Officer of the Company and the Bank on December 31, 2022, Gary A. Harris, and Christopher T. Oswald. In calendar years 2022 and 2021, executive compensation included annual base salary, income from a nonequity incentive bonus plan, and income related to the Bank’s employee benefit plans.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Nonequity incentive plan compensation ($)(3)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(4)–(6)	Total ($)
James R. Bosley, Jr.	2022	287,023	-	117,876	-	21,449	426,348
CEO (1)	2021	277,988	-	73,480	-	20,576	372,044

Gary A. Harris	2022	235,587	-	123,182		62,706	421,475
President (2)	2021	186,175	-	93,152		12,031	291,358

Christopher T. Oswald	2022	202,062	-	68,694	-	100,650	371,406
EVP/COO	2021	195,702	-	42,634	-	84,805	323,141

Notes:

(1)

Mr. Bosley retired as the CEO of the Company and the Bank on December 31, 2022. He also serves on the boards of directors of the Company and the Bank but received no director’s fees for such service in 2022 or 2021.

(2)

Mr. Harris served as the President of the Company and the Bank between July 18, 2022 and December 31, 2022. He also serves on the boards of directors of the Company and the Bank but does not receive any director’s fees for such service.

(3)

Amounts shown for Messrs. Bosley and Oswald were paid under the bonus program discussed below. The amounts shown for Mr. Harris were paid for his loan production while serving as the Bank’s Executive Vice President – Chief Lending Officer.

(4)

For Mr. Bosley, the amounts include matching contributions of $12,200 in 2022 and $11,529 in 2021 to the Bank’s 401(k) plan, $5,520 in 2022 and $5,346 in 2021 for forfeited vacation time, imputed income of $561 in 2022 and $533 in 2021 attributable to the economic value of his benefits under the bank owned life insurance plan discussed below, and imputed income of $3,168 in in 2022 and 2021 attributable to the premium paid by the Bank for group term life insurance coverage in excess of $50,000.

(5)

For Mr. Harris, the amounts include matching contributions of $12,200 in 2022 and $11,173 in 2021 to the Bank’s 401(k) plan, imputed income of $947 in 2022 and $858 in 2021 attributable to the premium paid for group term life insurance coverage in excess of $50,000, and imputed income of $49,559 in 2022 and $0 in 2021 attributable to the economic value of accrued benefits under his supplemental executive retirement agreement discussed below. Mr. Harris did not receive any of the accrued benefits under his supplemental executive retirement agreement in 2022 or 2021 because the payment thereof is conditioned on the occurrence of a separation from service or Mr. Harris reaching a certain age.

(6)

For Mr. Oswald, the amounts include matching contributions of $10,828 in 2022 and $9,533 in 2021 to the Bank’s 401(k) plan, imputed income of $541 in 2022 and $513 in 2021 attributable to the economic value of his benefits under the bank owned life insurance plan discussed below, fees paid for attending Board meetings of $250 in 2022 and $0 in 2021, imputed income of $2,812 in 2022 and $2,709 in 2021 attributable to the premium paid for group term life insurance coverage in excess of $50,000, and imputed income of $86,219 in 2022 and $72,050 in 2021 attributable to the economic value of accrued benefits under his supplemental executive retirement agreement discussed below. Mr. Oswald did not receive any of the accrued benefits under his supplemental executive retirement agreement in 2022 or 2021 because the payment thereof is conditioned on the occurrence of a separation from service or Mr. Oswald reaching a certain age.

Employment Arrangements

Executive officers are appointed by the Board and the Bank’s board of directors annually and are employed on an at-will basis. No executive officer is a party to any written employment agreement with the Company or the Bank. Each executive officer is paid a base salary, participates in a bonus program, and participates in various employee benefit plans and programs to the extent the executive officer qualifies for such participation under the terms and conditions of the benefit plans, including the Bank’s 401(k) profit sharing plan. Any employee, including an executive officer, may elect to waive coverage under the Bank’s health insurance plan, in which case he or she will be entitled to receive an amount in cash equal to 40% of the net annual cost to the Bank of the insurance coverage. Messrs. Bosley and Oswald are additionally eligible to receive benefits under the Bank’s bank-owned life insurance (“BOLI”) plan and Supplemental Executive Retirement Plan Agreements (“SERP Agreements”), as described below. Mr. Krebs is eligible to receive benefits under a Retirement Agreement and a Severance Agreement under certain circumstances, as described below.

Base salary for each executive is set annually by the Bank’s board of directors, upon the recommendation of its Compensation Committee. The salaries for 2023 for the Bank’s named executive officers are $300,000 for Mr. Harris and $209,134 for Mr. Oswald.

Bonus Program

The Bank’s board of directors has implemented a bonus program under which certain officers are entitled to share each year in a bonus pool the amount of which is based on the Bank’s net income for that year. Participation is available to the CEO, President, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, other than Senior Vice Presidents and Vice Presidents who are involved in lending activities. The bonus pool amount is determined as follows:

Net Income	Bonus Pool	Bonus Pool Range
Less than $4.50 million	0.0% of Net Income	$0
$4.50 million to $5.25 million	2.0% of Net Income	$90,000 - $105,000
$5.25 million to $6.00 million	2.5% of Net Income	$131,250 - $150,000
$6.00 million to $6.75 million	3.0% of Net Income	$180,000 - $202,500
$6.75 million to $7.50 million	3.5% of Net Income	$236,250 - $262,500
$7.50 million to $8.25 million	4.0% of Net Income	$300,000 - $330,000
Over $8.25 million	4.5% of Net Income	$371,250+

There is no formula for determining how much of the pool is paid to a particular officer. Rather, the amount for each officer is recommended by the Compensation Committee and approved by the Board. Historically, the percentages of the pool paid to Messrs. Bosley, and Oswald have been 29% and 17%, respectively, and these were the amounts awarded in 2022 and 2021. These bonus amounts are shown in the Summary Compensation Table above under the heading “Nonequity incentive plan compensation”.

Mr. Harris did not participate in the foregoing bonus program in 2022 or 2021 because he was eligible to receive a loan and deposit production bonus, paid in cash. Under this program, Mr. Harris was entitled to receive a bonus, paid as a percentage of his base salary rate, if his annual loan production were to equal or exceed $7 million. The percentage started at 10% and could increase to a maximum of 57% for an annual loan production of $35 million or more. Mr. Harris was also eligible for a commission on Small Business Administration loans, including Paycheck Protection Program loans, that ranged from 10% for the first $100,000 of sales premium to 5% for sales premiums $200,000 or over. In addition, Mr. Harris was entitled to receive 0.25% of all new non-interest checking deposits in excess of $250,000, 0.20% for all new savings accounts in excess of $250,000, and 0.15% for all new certificates of deposit in excess of $500,000. The bonus amounts paid to Mr. Harris in 2022 and 2021 are shown in the Summary Compensation Table under the heading “Nonequity incentive plan compensation”.

Profit Sharing Plan

The Bank has a profit sharing plan that qualifies under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “IRC”). All employees age 21 or older with six months of service are eligible to participate in the plan. The Bank matches employee contributions up to 4% of total compensation and may make additional optional contributions. Employee and employer contributions are 100% vested when made.

Bank-Owned Life Insurance Plan Benefits

To attract and retain key employees, the Bank implemented a BOLI plan in 2002 to provide benefits to the named beneficiaries of certain officers of the Bank, including Messrs. Bosley, Harris, and Oswald.

Beginning in 2002, the Bank has invested in life insurance policies covering 18 officers, including Messrs. Bosley, Harris, and Oswald.  The acquisition of Carroll Community Bank in 2020 added life insurance policies for 14 former Carroll officers. Although the Bank owns these policies, including the cash surrender values of the policies, the Bank currently intends to assign a portion of the death benefits payable under these policies to the covered executive’s estate at the time of his or her death, whether or not he or she is employed at the time of his death, unless the covered executive's employment was terminated for cause prior to his death.  The amount of the portion to be assigned to a particular executive's estate will depend on the reason that such executive's employment was terminated at or prior to death.  The aggregate cash surrender value of these policies at December 31, 2022 is $14,585,342.

The amounts of the benefits that could have been paid to the beneficiaries of Messrs. Bosley, Harris, and Oswald in connection with these policies as of December 31, 2022 are as follows:

Name	Reason for Termination	Estimated BOLI Benefits
Mr. Bosley	Death	$1,001,788
	Disability	251,788
	Other than death or disability	251,788

Mr. Harris	Death	$50,000
	Disability	-
	Other than death or disability	-

Mr. Oswald	Death	$542,436
	Disability	242,436
	Other than death or disability	242,436

Group Term Life Insurance

The Bank provides group term life insurance coverage to all Bank employees, including each of the named executive officers. For federal tax purposes, employees recognize imputed income each year on the amount of premiums paid by the Bank for the portion of insurance in excess of $50,000.

Supplemental Executive Retirement Agreements

The Bank entered into Supplement Executive Retirement Agreements with Messrs. Bosley and Oswald in December 2010, which were amended in February 2011, and with Mr. Harris in August 2022. These agreements, which are administered by the Board of Directors or one of its committees, are intended to provide deferred cash compensation to each of the executive officers under certain circumstances, including upon a Separation from Service (as defined in the agreements) other than for Cause (as defined in the agreements).

Mr. Bosley experienced a Separation from Service on December 31, 2022 after reaching the retirement age of 57. As such, his agreement provides that he will receive an annual cash benefit equal to 35% of the average of his three highest base salaries for 2022, 2021 and 2020, or $281,535. This annual benefit will be paid in 12 equal monthly installments for 20 years, commencing on June 30, 2023 upon the lapse of the six-month waiting period required by Section 409A of the Internal Revenue Code.

Mr. Harris’ agreement (the “Harris SERP Agreement”) provides for the following benefits:

●

Retirement Benefit. Mr. Harris will be entitled to an annual cash benefit for 20 years if he suffers a Separation from Service after reaching the retirement age of 65. The amount of this benefit will be equal to 35% of the average of Mr. Harris’ three highest base salaries for the three-year period preceding the date on which the payment obligation is triggered, including the year in which the Separation of Service occurs. This benefit will be paid in 12 equal monthly installments commencing in the month that follows the month in which the Separation of Service occurs.

●

Early Termination Benefit. If Mr. Harris suffers a Separation from Service that constitutes an Early Termination, then he will be entitled to receive the Accrued Benefit, which will be paid over 20 years in equal monthly installments commencing in the month that follows the month in which the Separation of Service occurs, with interest credited on the unpaid balance at the Discount Rate (as defined in the Harris SERP Agreement) in effect at the time of the Separation from Service. The term “Early Termination” means a Separation from Service that occurs prior to Mr. Harris reaching the age of 65 and not within 24 months of a Change in Control (as defined in the Harris SERP Agreement). The term “Accrued Benefit” means the dollar value of the liability that should be accrued by the Bank, under Generally Accepted Accounting Principles (“GAAP”), for the Bank’s obligation to Mr. Harris under the Harris SERP Agreement, calculating by applying Financial Accounting Standards Board’s Accounting Standards Codification 710-10 and the Discount Rate.

●

Disability Benefit. If Mr. Harris suffers a Disability (as defined in the Harris SERP Agreement) prior to reaching the age of 65, then he will be entitled to receive the Accrued Benefit, which will be paid over 20 years in equal monthly installments commencing in the month that follows the month in which the Disability occurs, with interest credited on the unpaid balance at the Discount Rate (as defined in the Harris SERP Agreement) in effect at the time the Disability occurs.

●

Change in Control Benefit. If a Change in Control (as defined in the Harris SERP Agreement) occurs and, prior to reaching the age of 65, Mr. Harris suffers a Separation from Service within 24 months of such Change in Control, then Mr. Harris will be entitled to receive cash in an amount equal to the present value of a 20-year payment stream equal to 35% of the average of Mr. Harris’ three highest base salaries for the three-year period preceding the date on which the payment obligation is triggered, including the year in which the Separation of Service occurs, calculated using a 4.0% discount rate (the “CiC Benefit”). The CiC Benefit will be paid over five years in equal monthly installments commencing in the month that follows the month in which the Separation from Service occurs, with interest credited on the unpaid balance at an annual rate of 4%, compounded monthly.

●

Death Benefit. If Mr. Harris dies prior to a Separation from Service, then his designated beneficiaries will be entitled to cash in an amount equal to the greater of (i) the Accrual Benefit and (ii) $2,127,275. This benefit will be paid in a single lump sum during the month that follows the month in which Mr. Harris dies.

●

Benefit Upon Termination of the SERP Agreement. If the Bank terminates the Harris SERP Agreement (i) in connection with a Change in Control following the commencement of benefit payments under the Harris SERP Agreement, (ii) upon its dissolution or in connection with its bankruptcy, or (iii) in connection with the termination of all other compensatory arrangements that would be aggregated with the Harris SERP Agreement pursuant to Section 409A of the IRC (to the extent that Mr. Harris participated in such other arrangements), then, subject to certain conditions specified in the Harris SERP Agreement, including compliance with Section 409A of the IRC, Mr. Harris will be entitled to the Accrued Benefit. If the Bank terminates the Harris SERP Agreement in connection with a Change in Control before the commencement of benefit payments, then Mr. Harris will be entitled to the CiC Benefit.

The Harris SERP Agreement provides that, subject to certain exceptions, Mr. Harris will forfeit any undistributed benefits in the event that he engages in certain activities that compete with the Bank, interferes with certain of the Bank’s employee and/or customer relationships, or improperly divulges the Bank’s confidential information.

Mr. Oswald’s agreement (the “Oswald SERP Agreement”) provides for the following benefits:

●

Retirement Benefit. Mr. Oswald will be entitled to an annual cash benefit for 20 years if he suffers a Separation from Service after reaching the retirement age of 63. The amount of this benefit will be equal to 35% of the average of Mr. Oswald’s three highest base salaries for the three-year period preceding the date on which the payment obligation is triggered, including the year in which the Separation of Service occurs. This benefit will be paid in 12 equal monthly installments commencing within 90 days of the triggering event.

●

Early Involuntary Termination Benefit. If, after reaching age 48 but prior to reaching his specified retirement age, Mr. Oswald suffers a Separation from Service that constitutes an Early Involuntary Termination, then he will be entitled to receive an annual benefit (the “Involuntary Termination Benefit”) for 20 years equal to a percentage of the average of his three highest base salaries for the three-year period preceding the date on which the payment obligation is triggered, including the year in which the Separation of Service occurs, determined as of the end of the Plan Year (as defined in the Oswald SERP Agreement). The percentage is based on Mr. Oswald’s age at the time of the Separation from Service, starting at 20%. Until age 62, Mr. Oswald, the percentage increases by 1% for each additional year after age 48. Each annual Involuntary Termination Benefit will be paid in 12 equal monthly installments commencing within 90 days following the Separation from Service. The term “Early Involuntary Termination” means a Separation from Service due to the independent exercise of the unilateral authority of the Bank to terminate the executive’s employment where the executive was willing and able to continue performing services.

●

Early Voluntary Termination Benefit. If Mr. Oswald experiences a Separation from Service prior to reaching his specified retirement age that constitutes an Early Voluntary Termination (as defined in the Oswald SERP Agreement), then he will be entitled to receive cash equal to 100% of the Accrual Balance determined as of the end of the month prior to the Separation from Service. The Accrual Balance will be paid over 20 years in equal monthly installments commencing within 90 days following the Separation from Service, with a minimum annual payment of $2,547. The term “Accrual Balance” means the liability that the Bank is required to accrue, under GAAP, for the Bank’s obligation to the executive under the Oswald SERP Agreement, by applying Accounting Principles Board Opinion Number 12, as amended, and the Discount Rate (as defined in the Oswald SERP Agreement). Interest will accrue on the unpaid portion of the Accrual Balance at a rate equal to the Discount Rate and will be added thereto. The Board of Directors may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP and/or applicable bank regulatory guidance.

●

Disability Benefit. If Mr. Oswald experiences a Separation from Service after a Disability (as defined in the Oswald SERP Agreement) and prior to reaching his specified retirement age, then he will be entitled to receive cash equal to 100% of the Accrual Balance determined as of the end of the month prior to the Separation from Service. The Accrual Balance will be paid over 20 years in equal monthly installments commencing within 90 days following the Separation from Service, with a minimum annual payment of $2,547. Interest will accrue on the unpaid portion of the Accrual Balance at a rate equal to the Discount Rate and will be added thereto.

●

Change in Control Benefit. If a Change in Control (as defined in the SERP Agreement) occurs prior to Mr. Oswald reaching his specified retirement age and he thereafter experiences a Separation from Service within 24 months thereof, then he will be entitled to receive cash in an amount equal to the present value of a 20-year payment stream equal to 35% of the average of Mr. Oswald’s three highest base salaries for the three-year period preceding the date on which the payment obligation is triggered, including the year in which the Separation of Service occurs. This benefit will be distributed over five years in equal monthly installments commencing within 90 days of the Separation from Service.

●

Death Benefit. If Mr. Oswald dies prior to a Separation from Service, then his designated beneficiaries will be entitled to cash in an amount equal to the greater of (i) 100% of the Accrual Balance as of the end of the month prior to death and (ii) $834,459 in the case of Mr. Oswald. This benefit will be paid in a single lump sum within 90 days following death.

●

Benefit Upon Termination of the SERP Agreement. If the Bank and Mr. Oswald agree to terminate the Oswald SERP Agreement, then he will receive the Accrual Balance as of the date of termination, which generally will be paid at the earliest distribution date that would have occurred if the Oswald SERP Agreement had not been terminated. If the Bank terminates the Oswald SERP Agreement (i) in connection with a Change in Control, (ii) upon its dissolution or in connection with its bankruptcy, or (iii) in connection with the termination of all other compensatory arrangements that would be aggregated with the SERP Agreement pursuant to Section 409A of the IRC (to the extent that Mr. Oswald participated in such other arrangements), then, subject to certain conditions specified in the Oswald SERP Agreement, including compliance with Section 409A of the IRC, the Bank may distribute the Accrual Balance, determined as of the date of the termination, to Mr. Oswald in a lump sum.

The following table sets forth the current amounts that could be paid to Messrs. Harris and Oswald under each of the situations described above, calculated as of December 31, 2022.

	Normal Retirement Benefit	Early Involuntary Termination Benefit	Early Voluntary Termination Benefit	Disability Benefit	CIC Benefit	Death Benefit	Benefit Upon Termination of Agreement
Mr. Harris	$154,176	$3,592	$3,592	$3,592	$292,516	$2,217,275	$49,559
Mr. Oswald	72,865	68,667	62,537	62,537	208,238	862,858	862,858

If benefit payments have begun and an executive dies before all payments have been made, then the Bank will distribute the remaining benefits to the executive’s designated beneficiaries, at the same times and in the same manner as if the executive had not died. If an executive becomes entitled to benefits but dies before payments begin, then the Bank will pay the benefits, in a single lump sum on the first day of the fourth month following death, to the executive’s designated beneficiaries.

No benefits will be paid if an executive’s employment is terminated by the Bank for cause or if he is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act. Additionally, no benefit will be paid to the extent it constitutes an excess golden parachute payment under Section 280G of the IRC or is determined to be a prohibited golden parachute payment pursuant to 12 C.F.R. § 359.2.

The timing of the distribution of some or all of the foregoing benefits may be subject to a six-month waiting period under Section 409A of the IRC to the extent the executive is considered to be a “specified employee” of the Company. Section 409A of the IRC places restrictions on the ability of the Bank and/or the executives to change the form or timing of the payment of the benefits, and the Harris SERP Agreement and the Oswald SERP Agreement provide that any such change must be consistent with the requirements and limitations of Section 409A of the IRC. Notwithstanding the foregoing, if an executive becomes subject to tax on the benefits that could be paid under the Harris SERP Agreement or the Oswald SERP Agreement, then the Bank may, subject to the requirements of Section 409A of the IRC, make a limited distribution to the executive to cover such taxes. Any such distribution will reduce the benefits that are otherwise payable under the Harris SERP Agreement and the Oswald SERP Agreement.

To help fund the foregoing payment obligations, the Bank invested in life insurance policies in 2011 on the lives of Mr. Bosley and Oswald and in 2022 on the life of Mr. Harris.

Severance Agreement

The Company and Mr. Harris are parties to a Change in Control Severance Agreement (the “Severance Agreement”) pursuant to which Mr. Harris will be entitled to receive a lump sum cash payment equal to 2.99 times his then-current annual base salary rate if the Company terminates his employment without Cause (as defined in the Severance Agreement) or if he terminates his employment for Good Reason (as defined in the Severance Agreement) within 12 months of a Change in Control (as defined in the Severance Agreement), subject to any reduction necessary to ensure that such severance payment would not trigger the excise tax under Section 4999 of the Code. Mr. Harris’ entitlement to the severance payment would be conditioned on his execution, delivery, and non-revocation of a separation agreement and general release pursuant to which, among other things, he must agree to customary business protection and non-disparagement covenants for a period of two years following the termination of his employment.

As of December 31, 2022, Mr. Harris’ “base amount” was $300,000, and the gross amount to which Mr. Harris would have been entitled under the Severance Agreement as of such date is approximately $897,000.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our Principal Executive Officer (the “PEO”) and the other named executive officers (the “Non-PEO named executive officers”) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

Pay Versus Performance
Year(s)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1) (2)	Value of Initial Fixed $100 Investment Based On:	Net Income
(a)	(b)	(c)	(d)	(e)	Total Shareholder Return (f)	(g)
2022	$426,348	$426,348	$396,441	$396,441	$174	$8,090,127
2021	372,044	372,044	303,585	303,585	170	8,149,606

Notes:

(1)	For both 2022 and 2021, James R. Bosley, Jr. was the PEO used for purposes of calculating the amounts set forth in column (c).
(2)

The amounts reported in columns (c) and (e) reflect no deductions from or additions to the amounts shown in columns (b) or (d), respectively, as the Company has not granted, or, thus, reported in the Summary Compensation Table, any stock awards or option awards.

(3)

For 2022, Gary A. Harris and Christopher T. Oswald were the non-PEO named executive officers used for purposes of column (e). For 2021, Christopher T. Oswald and Mark C. Krebs were the non-PEO named executive officers used for purposes of calculating the amounts set forth in column (e).

The graphs below describe the relationship between pay and performance by comparing compensation actually paid to our PEO and the average actual compensation paid to our Non-PEO named executive officers to our cumulative total shareholder return (TSR) and our net income.

Compensation Actually Paid Vs. Total Shareholder Return
Total Compensation Actually Paid
Total Shareholder Return (TSR)
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
180
160
140
120
100
80
60
40
20
0
2021
2022
Average Other NEO Compensation Actually Paid
PEO Compensation Actually Paid
TSR

Compensation Actually Paid Vs. Net Income
Total Compensation Actually Paid
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
Total Shareholder Return (TSR)
$8,400,000
$7,200,000
$6,000,000
$4,800,000
$3,600,000
$2,400,000
$1,200,000
$0
2021
2022
Average Other NEO Compensation Actually Paid
PEO Compensation Actually Paid
Net Income

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following paragraphs discuss related party transactions that occurred thus far in 2023 and during 2022 and 2021, as well as related party transactions that are contemplated during the remainder of 2023 (other than compensation paid or awarded to the Company’s directors and executive officers that is discussed above). For this purpose, the term “related party transaction” is generally defined as any transaction (or series of related transactions) in which (i) the Company or any of its subsidiaries is a participant, (ii) the amount involved exceeds the lesser of (a) $120,000 or (b) 1.0% of the Company’s average total assets at year-end for the last two completed fiscal years, and (iii) any director, director nominee or executive officer of the Company or any person who beneficially owns more than 5% of the outstanding shares of the Company’s common stock (and the immediate family members and affiliates of the foregoing) has a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company and its subsidiaries.

In 2021, the Bank sold a parcel of real property owned by the Bank that formerly housed a branch of Carroll Community Bank for $1,370,000 to a company of which director Teresa L. Smack is a co-owner. The purchase price, net of sales costs, represented the highest of multiple offers received by the Bank, including offers from an entity that is unrelated to the Company or its subsidiaries.

Thus far in 2023 and during 2022 and 2021, the Company, through the Bank, had banking transactions in the ordinary course of its business with the Company’s directors, executive officers and immediate family members and affiliates of the foregoing. All of these transactions were substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with persons who are not related to the Company and its subsidiaries. When made, the extensions of credit to these persons by the Bank did not involve more than the normal risk of collectability or present other unfavorable features.

The Company and the Bank have procedures in place to help ensure that the Company and the Bank comply with all legal requirements applicable to related party transactions. Among other procedures, the Audit Committee and/or the Bank’s Loan Committee must review and approve transactions with directors, executive officers and/or their respective related interests and submit such transactions to the full board of directors for approval. This review is intended to ensure compliance with Regulation O, which imposes requirements for extensions of credit to directors and executive officers, Sections 23A and 23B of the Federal Reserve Act, which governs transactions between the Bank and its affiliates, and Section 5-512 of the Financial Institutions Article of the Annotated Code of Maryland, which limits, and requires periodic review and approval of, extensions of credit to directors and executive officers.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 1)

On July 6, 2021, the Company was notified by Rowles & Company, LLP (“Rowles”) that, effective July 1, 2021, substantially all partners and employees of Rowles joined YHB. As a result, effective July 6, 2021, Rowles resigned as the Company’s independent registered public accounting firm.

During the year ended December 31, 2021, the Company did not have any disagreements with Rowles on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rowles, would have caused Rowles to make reference thereto in its report on the Company’s consolidated financial statements for such year had it issued such a report.

During the year ended December 31, 2021, the Company did not have any “reportable events” as described in Item 304 (a)(1)(v) of Regulation S-K promulgated by the SEC.

On July 19, 2021, the Board’s Audit Committee appointed YHB to serve as the Company’s independent registered public accounting firm for 2021.

During the year ended December 31, 2021, neither the Company nor anyone acting on the its behalf consulted YHB regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission or a “reportable event” described in Item 304(a)(1)(v) of the Regulation S-K.

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 2)

At the 2023 Annual Meeting, stockholders will be asked to ratify the Audit Committee’s appointment of YHB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. As discussed above, YHB has served as the Company’s independent registered accounting firm since July 2021 when it acquired Rowles, which had served as the Company’s independent registered public accounting firm since August 2016 and as the Bank’s independent auditing firm since December 1997. YHB has advised the Audit Committee and the Board that neither it nor any of its partners or associates has any direct financial interest in or any connection with the Company or the Bank other than as the independent registered public accounting firm. A representative of YHB is expected to be present at the 2023 Annual Meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of YHB as the Company’s independent registered public accounting firm for 2023.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

AUDIT FEES AND SERVICES

The following table shows the fees billed to the Company for the audit and other services provided by YHB for 2022 and 2021.

	FY 2022	FY 2021
Audit Fees	$98,550	$64,500
Audit-Related Fees	-	12,000
Tax Fees	25,391	14,301
All Other Fees	-	-
Total	$123,941	$90,801

Audit Fees for 2022 and 2021 include fees associated with the annual audits of the Company’s consolidated financial statements for those years and fees associated with the reviews of the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees for 2021 include fees associated with the HUD audit required for FHA recertification.

Tax Fees for 2022 and 2021 include charges primarily related to tax return preparation and audit and tax consulting services.

The following table shows the fees billed to the Company for the audit and other services provided by Rowles for 2021:

FY 2021
Audit Fees	$4,000
Audit-Related Fees	-
Tax Fees	2,952
All Other Fees	-
Total	$6,952

Audit Fees for 2021 include fees associated with the annual audits of the Company’s consolidated financial statements for those years and fees associated with the reviews of the Company’s Quarterly Reports on Form 10-Q.

Tax Fees for 2021 include charges primarily related to tax return preparation and audit and tax consulting services.

The Audit Committee has reviewed summaries of the services provided by YHB and Rowles and the related fees and has determined that the provision of non-audit services by those firms was compatible with maintaining their independence.

It is the Audit Committee’s policy to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which, when needed, are approved by the Audit Committee prior to the completion of the independent registered public accounting firm’s audit. All of the 2022 and 2021 services described above were pre-approved by the Audit Committee.

DELINQUENT SECTION 16(a) REPORTS

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s common stock, are required to file certain reports regarding their ownership of common stock with the SEC. Based solely on a review of copies of such reports and amendments thereto filed electronically with the SEC during the year ended December 31, 2022, or written representations that no reports were required, the Company believes that none of such persons failed to timely file any report required to be filed by Section 16(a) during the year ended December 31, 2022.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR 2024 ANNUAL MEETING

A stockholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by the stockholders at, the 2024 Annual Meeting of Stockholders must submit such proposal in writing, including all supporting materials, to the Company at its principal office no later than November 18, 2023 (120 days prior to the date of mailing based on this year’s proxy statement date) and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act and the Bylaws, a stockholder who intends to present a proposal for business to be considered at the 2024 Annual Meeting of Stockholders but does not seek inclusion of that proposal in the Company’s proxy statement for such meeting must submit that proposal to the Company no later than December 27, 2023 (120 days prior to the first anniversary of the 2023 Annual Meeting of Stockholders). If notice of a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

A stockholder who desires to nominate a person for election to the Board at the 2024 Annual Meeting of Stockholders must submit such nomination in accordance with Section 4 of Article II of the Bylaws no earlier than October 28, 2023 and no later than November 27, 2023.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks, trustees and other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks, brokers, trustees and other nominees with account holders who are our stockholders may be householding our proxy materials. A single Notice of Annual Meeting of Stockholders, proxy statement and Annual Report to Stockholders may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank, broker, trust or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Annual Meeting of Stockholders, proxy statement and Annual Report to Stockholders, please notify your bank, broker, trust or other nominee and also send a copy of your request to the Company c/o Lynnette Kitzmiller, Vice President/Corporate Secretary, 4510 Lower Beckleysville Road, Suite H, Hampstead, Maryland 21074 or call 410-374-1510 ext. 105. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their bank, broker, trust or other nominee.

ANNUAL REPORT AND FINANCIAL STATEMENTS

This proxy statement is accompanied by a copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2022, which contains the information required by Rule 14a-3(b) under the Exchange Act. Upon the written request of any person solicited pursuant to this proxy statement, the Company will provide such person, without charge, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act for the year ended December 31, 2022. A written request must be sent to Mark C. Krebs, Executive Vice President/Chief Financial Officer, Farmers and Merchants Bancshares, Inc., P.O. Box 249, 25 Westminster Pike, Reisterstown, MD 21136.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any matters, other than those stated above, that may properly be brought before the meeting. If other matters should properly come before the meeting or any adjournment thereof, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

By order of the Board of Directors

/s/ Lynnette Kitzmiller Vice President/Corporate Secretary March 17, 2023

Appendix A

REVOCABLE PROXY

FARMERS AND MERCHANTS BANCSHARES, INC.

Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Cheryl Y. Lewis, Lynnette Kitzmiller, and Cherie Barrett, and each or any of them, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Farmers and Merchants Bancshares, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3:00 p.m., Tuesday, April 25, 2023 and any adjournment or postponement thereof, for the purposes identified on this proxy card and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders.

1.	Elect the following three nominees to the Company’s Board of Directors:
Roger D. Cassell	Paul F. Wooden, Jr.	Gary A. Harris
Class I Director	Class I Director	Class I Director
(Term to Expire in 2027)	(Term to Expire in 2027)	(Term to Expire in 2027)

☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ FOR ALL NOMINEES EXCEPT (see instruction below)

INSTRUCTION: To withhold authority to vote for a particular nominee, vote “FOR ALL NOMINEES EXCEPT” and strike through that nominee’s name.

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Proposal 1.

2.	Ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2023:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote “FOR” in Proposal 2.

3.	Transact such other business as may be properly brought before the meeting or at any adjournment thereof.

Shares represented by all properly executed proxy cards will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR ALL NOMINEES in Proposal 1, FOR in Proposal 2, and in their discretion as to any other matters that properly come before the meeting pursuant to Proposal 3.

PLEASE PRINT NAME (S) HERE	PLEASE SIGN HERE

Date:	, 2022

NOTE: Joint holders must each sign this proxy. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing. If the holder is a corporation or other entity, this proxy must be signed by an authorized person in full corporate or entity name.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE 2023 ANNUAL MEETING OF STOCKHOLDERS: ☐